AMENDMENT TO THE

TOWER INTERNATIONAL, INC. 2010 EQUITY INCENTIVE PLAN

(as amended and restated effective as of March 6, 2014)

WHEREAS, Tower International, Inc. (the “Company”) sponsors and maintains the Tower International, Inc. 2010 Equity Incentive Plan, as amended and restated effective as of March 6, 2014 (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to amend the Plan to allow for tax withholdings consistent with current accounting principles and to clarify the scope of any non-disclosure restrictions applicable to awards under the Plan; and

WHEREAS, the Board of Directors of the Company has delegated to the Committee authority to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective the date hereof, as follows:

1.Section 16.2 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act).

2.Section 17.5 of the Plan is hereby amended in its entirety, to read as follows:

“Section 17.5Tax Withholding.

(a)The Company or an Affiliate, as applicable, shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, any federal, state and/or local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan or with respect to an Award. If permitted under an Award Agreement or authorized by the Committee, a Participant may satisfy such withholding amount, in whole or in part, (i) by causing the Company or such Affiliate to withhold shares of Common Stock otherwise issuable to the Participant, (ii) by delivering to the Company or such Affiliate shares of Common Stock already owned by the Participant, or (iii) if a broker-assisted exercise procedure described in Section 6.5 is used with respect to the exercise of a Stock Option, by remitting to the Company or such Affiliate the proceeds from a sale of a sufficient number of shares of Common Stock resulting from such exercise. The shares of Common Stock so withheld or delivered shall have an aggregate Fair Market Value sufficient to satisfy, in whole or in part, such withholding amount. The Fair Market Value of the shares of Stock used to satisfy such withholding amount shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Participant may not satisfy such Participant’s withholding amount with shares of Common Stock that are subject to any repurchase, forfeiture, unfulfilled vesting, or other similar conditions or restrictions. The maximum number of shares of Common Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Common Stock pursuant to such Award, as applicable, may not exceed such number of shares of Common Stock having a Fair Market Value equal to (i) the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Common Stock or, (ii) if permitted by the Company, such other withholding amount as will not cause adverse accounting consequences and is permitted under applicable law.

(b)Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; or (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002).

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IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Company has executed this Amendment to the Plan as evidence of its adoption by the Committee.

TOWER INTERNATIONAL, INC.

By: /s/James C. Gouin

Title: President

Date: 12/01/16

Witness:

/s/Nanette Dudek